UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Laboratory Corporation of America Holdings (the "Company") was held on May 8, 2013. As of March 11, 2013, the date of record for determining the Company's stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 92,966,522 shares of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 82,752,145 shares of the Company's issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2013. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.
The Company's stockholders elected the following persons, who were listed in the Company's proxy statement for the Annual Meeting, to the Company's Board of Directors to hold office for the term expiring at the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. King	73,961,506	2,245,079	986,760	5,558,800
Kerrii B. Anderson	73,716,524	2,546,491	930,330	5,558,800
Jean-Luc Bélingard	72,126,034	4,138,455	928,856	5,558,800
Wendy E. Lane	73,178,037	3,086,613	928,695	5,558,800
Robert E. Mittelstaedt, Jr.	72,871,216	3,393,062	929,067	5,558,800
Peter M. Neupert	76,101,751	286,019	805,575	5,558,800
Arthur H. Rubenstein, MBBCh	75,653,704	610,020	929,621	5,558,800
Adam H. Schechter	76,122,010	266,070	805,265	5,558,800
M. Keith Weikel, Ph.D.	73,581,664	2,682,037	929,644	5,558,800
R. Sanders Williams, M.D.	75,991,626	270,849	930,870	5,558,800

Proposal 2.
The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,194,897	4,983,405	1,015,043	5,558,800

Proposal 3.
The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,475,536	401,749	874,860

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 8, 2013